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CONTACT:
QUESTCOR PHARMACEUTICALS, INC.           BMC COMMUNICATIONS/TROUT GROUP
Charles J. Casamento                     Brad Miles, "Media," Ext. 17
(510) 732-5551                           Jonathan Fassberg, "Investors," Ext. 16
                                         (212) 477-9007

                       RIBOGENE AND CYPROS COMPLETE MERGER
             NEW COMPANY TO BE CALLED QUESTCOR PHARMACEUTICALS, INC.
                   COMPANY PLANS TO CONSOLIDATE IN HAYWARD, CA

HAYWARD, CA, NOVEMBER 17, 1999 -- RiboGene Inc. (AMEX: RBO) and Cypros Pharmaceutical Corp. (AMEX: CYP) today announced that they have completed the merger of the two companies. The combined entities will be called Questcor Pharmaceuticals, Inc. (AMEX: QSC), and will be headquartered in Hayward, CA at the RiboGene facility. Questcor intends to maintain its manufacturing facility in Lee's Summit, Missouri, and continue to operate certain distribution activities, quality control and quality assurance laboratories at Cypros' facility in Carlsbad, CA. Questcor also plans to consolidate the Finance, Administration, Research, Regulatory Affairs, Marketing and Sales functions of both firms at corporate headquarters at Hayward, California.

On August 5, 1999, the two companies announced the signing of a definitive merger agreement to form a fully integrated specialty pharmaceutical marketing and late-stage product development company. It has been agreed that the Board of Directors of RiboGene and Cypros will be combined. However, Dr. Robert Vukovich has resigned from the Cypros Board of Directors. Shareholders' meetings of both companies were held November 5, 1999 to vote on the proposed merger.

The new entity will have five clinical product candidates including, two in phase III clinical trials, Cordox(-TM-) for sickle cell anemia and Emitasol(-Registered Trademark-) for diabetic gastroparesis and nausea and vomiting in the cancer chemotherapy patient. Emitasol(-Registered Trademark-) is partnered in North America with Roberts Pharmaceuticals. The combined companies market four products in the U.S. and a fifth in Italy. Upon closing, Questcor will have approximately $21 million on its balance sheet.

"We expect that the combined company will realize greater efficiency through consolidation," said Charles J. Casamento, Chairman, President and CEO of RiboGene, who will serve in the same capacity with Questcor. Questcor expects to employ approximately 45-50 people at year's end, compared with a force of 88 currently employed by both RiboGene and Cypros combined.

"We have made the decision to locate Questcor's main operations at RiboGene's existing site in Hayward. We also intend to reorganize the two companies in such a way as to hold down our burn rate, while maintaining a strong and effective research and development staff and marketing and sales team," Mr. Casamento said.


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Cypros Pharmaceutical Corporation has developed cytoprotective drugs to treat ischemic disorders and markets acute care hospital based products. The Company has one multi-center Phase III program in place (Cordox(-TM-)) in sickle cell anemia, two Phase II programs (Cordox(-TM-)) in bypass surgery and (Ceresine(-TM-)) in head injury, and has four acute care products on the market.

RiboGene had been a drug discovery company focused on the treatment of infectious diseases. The Company also has a late stage product, Emitasol(-Registered Trademark-), under development for diabetic gastroparesis and chemotherapy-induced delayed onset nausea and vomiting. The company also has two phase II clinical products, Migrastat(-Registered Trademark-) for migraine headache and Hypnostat(-Registered Trademark-) for insomnia. RiboGene has alliances with Dainippon Pharmaceutical Co., Ltd., Roberts Pharmaceutical Corporation, EnzyMed, Crinos in Como, Italy and CSC Pharmaceuticals in Vienna, Austria.

NOTE: EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS WHICH MAY CAUSE THE COMPANIES' RESULTS TO DIFFER. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE OCCURRENCE OR NON-OCCURRENCE OF REQUIRED CLOSING CONDITIONS SET FORTH IN THE DEFINITIVE MERGER AGREEMENT, STOCK PRICE MOVEMENTS, THE COMBINED COMPANY'S ABILITY TO INTEGRATE THE COMBINED BUSINESSES, THE COMBINED COMPANY'S NEED FOR ADDITIONAL FUNDING, UNCERTAINTIES REGARDING THE COMBINED COMPANY'S INTELLECTUAL PROPERTY AND OTHER RESEARCH, DEVELOPMENT, MARKETING AND REGULATORY RISKS AS WELL AS THE RISKS DISCUSSED IN CYPROS' ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 1998 AND THE RISK FACTOR SECTION OF CYPROS' REGISTRATION STATEMENT (NO. 333-25661), RIBOGENE'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE RISK FACTORS AND OTHER INFORMATION CONTAINED IN THESE DOCUMENTS SHOULD BE CONSIDERED IN EVALUATING CYPROS' AND RIBOGENE'S PROSPECTS AND FUTURE FINANCIAL PERFORMANCE.

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